EXHIBIT 23.2
CONSENT OF LANE GORMAN TRUBITT, L.L.P.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Form SB-2 Registration Statement under the Securities Act of 1933, filed by Zion Oil & Gas, Inc. (the "Company"), of our report dated April 14, 2003; the balance sheets of the Company as of December 31, 2002 and December 31, 2001; the statements of operations of the Company for the years ended December 31, 2002, December 31, 2001 and the period from April 6, 2000 (inception) to December 31, 2002; the statements of changes in stockholders' equity of the Company from April 6, 2000 (inception) to December 31, 2002; the statements of cash flows of the Company for the years ended December 31, 2002, December 31, 2001 and the period from April 6, 2000 (inception) to December 31, 2002; and to the use of our name appearing under the heading "Experts" in the Form SB-2.

/s/ Lane Gorman Trubitt, L.L.P.
Lane Gorman Trubitt, L.L.P.
Certified Public Accountants

Dallas, Texas
September 10, 2003